UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

Whole Business Securitization Transaction

On March 6, 2020 (the “Closing Date”), FAT Brands Inc. (the “Company”) completed a whole business securitization transaction involving the contribution of its franchisor subsidiaries to a limited-purpose, bankruptcy remote, wholly-owned direct subsidiary of the Company, FAT Brands Royalty I, LLC, a Delaware limited liability company (the “Issuer”), and the issuance by the Issuer in a private offering of $40.0 million in notes rated by DBRS Morningstar. The Notes were issued in two tranches – $20,000,000 of Series 2020-1 6.50% Fixed Rate Senior Secured Notes, Class A-2, due 2026 (the “Class A-2 Notes”), and $20,000,000 of Series 2020-1 9.00% Fixed Rate Senior Subordinated Secured Notes, Class B-2, due 2026 (the “Class B-2 Notes”) (collectively, the “Notes”). As part of the transaction, the Company contributed 100% of its equity interests in its franchisor subsidiaries (the “Franchise Entities”) to the Issuer under a Contribution Agreement, dated as of the Closing Date (the “Contribution Agreement”).

The Notes were issued pursuant to a Base Indenture, dated as of the Closing Date (the “Base Indenture”), and the Series 2020-1 Supplement thereto, dated as of the Closing Date (the “Series 2020-1 Supplement”), in each case entered into by and among the Issuer and UMB Bank, N.A., as the trustee (the “Trustee”) and the securities intermediary thereunder. The issuance of the Notes was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder. The Base Indenture allows the Issuer to issue additional series of notes subject to certain conditions set forth therein, and the Base Indenture, together with the Series 2020-1 Supplement and any other supplemental indenture to the Base Indenture, is referred to herein as the “Indenture.”

The Company used a distribution of a portion of the net proceeds from the sale of the Notes to repay in full all obligations under its existing Loan and Security Agreement with The Lion Fund, L.P. and The Lion Fund II, L.P., which was terminated. The Company and Issuer intend to use the remaining proceeds to pay transaction costs and fund the reserve accounts under the Indenture and for potential acquisitions, working capital and general corporate purposes, and the repayment of other indebtedness.

In connection with these transactions, the Issuer and each of the Franchise Entities entered into a Management Agreement with the Company, dated as of the Closing Date (the “Management Agreement”), pursuant to which the Company agreed to act as manager of the Issuer and each of the Franchise Entities. The Management Agreement provides for a management fee payable monthly by the Issuer to the Company in the amount of $200,000, subject to three percent (3%) annual increases. The primary responsibilities of the manager are to perform certain franchising, distribution, intellectual property and operational functions on behalf of the Franchise Entities pursuant to the Management Agreement.

Terms of the Notes

While the Notes are outstanding, scheduled payments of interest are required to be made on the Class A-2 Notes and Class B-2 notes on a quarterly basis commencing in April 2020 and principal on a quarterly basis commencing in July 2021. The legal final maturity date of the Class A-2 Notes and Class B-2 Notes is April 27, 2026.

If the Issuer has not repaid or refinanced the Class A-2 Notes prior to January 2023, additional interest will accrue thereon in an amount equal to the greater of (i) 5.00% per annum and (ii) a per annum interest rate equal to the amount, if any, by which the sum of the following exceeds the original interest rate on the Class A-2 Notes: (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Class A-2 anticipated repayment date of the United States Treasury security having a term closest to 5 years plus (y) 5.0%, plus (z) 5.77%.

If the Issuer has not repaid or refinanced the Class B-2 Notes prior to October 2023, additional interest will accrue thereon in an amount equal to the greater of (i) 5.00% per annum and (ii) a per annum interest rate equal to the amount, if any, by which the sum of the following exceeds the original interest rate on the Class B-2 Notes: (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Class B-2 anticipated repayment date of the United States Treasury security having a term closest to 5 years plus (y) 5.0%, plus (z) 8.27%.

The Notes are secured by a security interest in substantially all of the assets of the Issuer, including its equity interests in the Franchise Entities contributed to the Issuer under the Contribution Agreement. The Notes are obligations only of the Issuer pursuant to the Indenture and the Company is not liable for the obligations of the Issuer under the Indenture or the Notes.

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Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Issuer maintain specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments, including mandatory prepayments in the event of a change of control (as defined in the Series 2020-1 Supplement) and the related payment of specified amounts, including specified make-whole payments in the case of the Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain stated debt service coverage ratios, the sum of system wide retail sales for all stores being below certain levels, certain manager termination events, an event of default and the failure to repay or refinance the Notes on the scheduled maturity date. Rapid amortization events may be cured in certain circumstances, upon which cure, regular amortization will resume. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of: (i) the Base Indenture, which is attached as Exhibit 4.1 hereto; (ii) the Series 2020-1 Supplement, which is attached as Exhibit 4.2 hereto; (iii) the Contribution Agreement, which is attached as Exhibit 10.1 hereto; and (iv) the Management Agreement, which is attached as Exhibit 10.2 hereto, each of which is hereby incorporated herein by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 9, 2020, the Company issued a press release announcing the completion of its securitization financing transaction. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Base Indenture, dated March 6, 2020, by and between FAT Brands Royalty I, LLC, and UMB Bank, N.A., as trustee and securities intermediary.
4.2	Series 2020-1 Supplement to Base Indenture, dated March 6, 2020, by and between FAT Brands Royalty I, LLC, and UMB Bank, N.A., as trustee.
10.1	Contribution Agreement, dated March 6, 2020, by and between FAT Brands Inc. and FAT Brands Royalty I, LLC.
10.2	Management Agreement, dated March 6, 2020, by and among FAT Brands Inc., FAT Brands Royalty I, LLC, each of the Franchise Entities, and the Trustee.
99.1	Press release dated March 9, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2020

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer

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